UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 9, 2006

Kana Software, Inc.

(Exact Name of the Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-27163	77-0435679
(Commission File Number)	(IRS Employer Identification No.)

181 Constitution Drive, Menlo Park, CA	94025
(Address of Principal Executive Offices)	(Zip Code)

(650) 614-8300

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

Kana Software, Inc. (the “KANA”) is filing an amendment to its Current Report on Form 8-K filed on January 11, 2006 to provide additional information. KANA’s Current Report on Form 8-K filed on January 11, 2006 reported that on January 5, 2006, Deloitte & Touche LLP (“Deloitte”) notified Kana Software, Inc. (“KANA”) that it would resign as KANA’s independent registered public accounting firm upon the completion of its review of KANA’s unaudited financial statements for the quarter and six months ended June 30, 2005. On June 9, 2006, KANA filed its Form 10-Q for the quarter ended June 30, 2005, and on June 9, 2006, Deloitte resigned as KANA’s independent registered public accounting firm.

KANA appointed Deloitte as its independent registered public accounting firm on September 7, 2004. The audit report of Deloitte on KANA’s financial statements for the year ended December 31, 2004 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

During the period from September 7, 2004 to December 31, 2004 and the subsequent period through June 9, 2006, there were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Deloitte’s satisfaction, would have caused Deloitte to make reference to the subject matter of the disagreement in connection with Deloitte’s report on KANA’s financial statements for the year ended December 31, 2004. In addition, during the period from September 7, 2004 to December 31, 2004 and the subsequent period through June 9, 2006, there were no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K) except for the following material weaknesses: In the course of the audit of KANA’s consolidated financial statements for the year ended December 31, 2004, Deloitte identified and reported material weaknesses in KANA’s internal control over financial reporting. First, KANA had weaknesses in its general accounting processes related to insufficient documentation and analyses to support its consolidated financial statements, failure to properly evaluate estimates of royalties due, inadequate reconciliation of inter-company accounts, insufficient staffing in the accounting and reporting function, which was exacerbated by changes in management and accounting personnel, and insufficient training of its accounting department. Second, there was no independent review of journal entries, and insufficient documentation or support for journal entries and consolidation entries. In a number of cases, this required adjustments to KANA’s financial statements for the year ended December 31, 2004. Third, KANA had multiple and inconsistent travel and entertainment policies and inadequate processes and procedures for review of expense reimbursement requests that were also a material weakness in internal controls. The Audit Committee of the Board of Directors of KANA has discussed these material weaknesses with Deloitte and KANA has authorized Deloitte to respond fully to the inquiries of the successor accountant concerning such material weaknesses.

KANA has provided Deloitte with a copy of the foregoing disclosure. Attached as Exhibit 16.01 is a copy of Deloitte’s letter to the Securities and Exchange Commission dated June 14, 2006, stating whether it agrees to such statements.

On February 23, 2006, the Audit Committee of the Board of Directors of KANA appointed Burr, Pilger & Mayer LLP to serve as KANA’s independent registered public accounting firm, which is described in KANA’s Current Report on Form 8-K filed on March 1, 2006.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Number	Description
16.01	Letter dated June 14, 2006 from Deloitte & Touche LLP to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KANA SOFTWARE, INC.

By:	/s/ John M. Thompson
John M. Thompson Chief Financial Officer

Date: June 15, 2006

EXHIBIT INDEX

Number	Description
16.01	Letter dated June 14, 2006 from Deloitte & Touche LLP to the Securities and Exchange Commission.